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                                                                  EXHIBIT 10(hh)

                               FOURTH AMENDMENT TO
                         THE FIFTH AMENDED AND RESTATED
                                SYSCO CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      THIS FOURTH AMENDMENT TO THE FIFTH AMENDED AND RESTATED SYSCO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this "Fourth Amendment").

      WHEREAS, SYSCO Corporation (the "Corporation") has adopted that certain Fifth Amended and Restated SYSCO Corporation Supplemental Executive Retirement Plan (the "Plan") pursuant to a plan document effective as of July 3, 1988, as amended by that certain First Amendment dated as of June 29, 1997, that certain Second Amendment dated as of May 10, 2000, and that certain Third Amendment dated as of July 12, 2002; and

      WHEREAS, the Corporation has determined to amend the Plan to so as to clarify the definition of "Change of Control"; provide formal benefit claims and appeals procedures, clarify certain powers of the Plan "Committee" (as such term is defined in the Plan); provide for certain indemnification rights under the Plan; and provide that certain Plan amendments may be effected by action of the Plan Committee.

      NOW, THEREFORE, the Plan is hereby amended as follows:

(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)

      1. Section 1.5 of the Plan is hereby amended in its entirety to read as follows:

            "Change in Control. "Change of Control" means the occurrence of one or more of the following events:

(a) "Change of Control" means the occurrence of one or more of the following events:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of SYSCO common stock (the "Outstanding SYSCO Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of SYSCO entitled to vote generally in the election of directors (the "Outstanding SYSCO Voting Securities"); provided, however, that, for purposes of this Section 1.6, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from SYSCO, (2) any acquisition by SYSCO, (3) any acquisition

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by any employee benefit plan (or related trust) sponsored or maintained by SYSCO or any Affiliate, or (4) any acquisition by any corporation; pursuant to a transaction that complies with Sections 1.5(c)(i), 1.5(c)(ii) and 1.5(c)(iii);

            (b) Individuals who, as of November 7, 2003, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to November 7, 2003 whose election, or nomination for election by SYSCO's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

            (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving SYSCO or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of SYSCO, or the acquisition of assets or stock of another entity by SYSCO or any of its Affiliates (each, a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding SYSCO Common Stock and the Outstanding SYSCO Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns SYSCO or all or substantially all of SYSCO's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding SYSCO Common Stock and the Outstanding SYSCO Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of SYSCO or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

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            (d) Approval by the stockholders of SYSCO of a complete liquidation or dissolution of SYSCO."

      2. Article I of the Plan is hereby amended by deleting Section 1.22 of the Plan in its entirety and adding the following definitions:

            "1.22 Affiliate. "Affiliate" means any entity with respect to which SYSCO beneficially owns, directly or indirectly, at least 50% of the total voting power of the interests of such entity and at least 50% of the total value of the interests of such entity.

            1.23 Business Combination. "Business Combination" shall have the meaning set forth in Section 1.5(c).

            1.24 Claimant. "Claimant" shall have the meaning set forth in
Section 6.12.

            1.25 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            1.26 Incumbent Board. "Incumbent Board" shall have the meaning set forth in Section 1.5(b).

            1.27 Outstanding SYSCO Common Stock. "Outstanding SYSCO Common Stock" shall have the meaning set forth in Section 1.5(a).

            1.28 Outstanding SYSCO Voting Securities. "Outstanding SYSCO Voting Securities" shall have the meaning set forth in Section 1.5(a).

            1.29 Person. "Person" shall have the meaning set forth in Section 1.5(a)."

      3. Section 6.8 of the Plan is hereby amended by adding the following to the end thereof:

            "Notwithstanding anything herein or otherwise to the contrary, the Compensation and Stock Option Committee of the Board of Directors, may, within its sole discretion and pursuant to an agreement approved by the Compensation and Stock Option Committee, waive application of this Section 6.8, when it determines that specific situations warrant such action."

      4. New Section 6.12 is hereby added to the Plan to read as follows:

            "6.12 Claims Procedure. Any person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (referred to hereinafter as a "Claimant") must file a written request for such benefit with the Committee; provided, however, that any claim involving entitlement to, the amount of or the method of timing of payment of a benefit affected by a

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Change of Control shall be governed by Section 7.3(d)(1). Such written request must set forth the Claimant's claim and must be addressed to the Committee at the Company's principal office.

            (a) Initial Claims Decision. The Committee shall generally provide written notice to the Claimant of its decision within 90 days (or 45 days for a disability-based claim) after the claim is filed with the Committee; provided, however, that the Committee may have up to an additional 90 days (or up to two 30-day periods for a disability-based claim), to decide the claim, if the Committee determines that special circumstances require an extension of time to decide the claim, and the Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.

            (b) Appeals. A Claimant may appeal the Committee's decision by submitting a written request for review to the Committee within 60 days (or 180 days for a disability-based claim) after the earlier of receiving the denial notice or after expiration of the initial review period. Such written request must be addressed to the Committee at the Company's principal office. In connection with such request, the Claimant (and his or her authorized representative, if any) may review any pertinent documents upon which the denial was based and may submit issues and comments in writing for consideration by the Committee. If the Claimant's request for review is not received within the earlier of 60 days (or 180 days for a disability-based claim) after receipt of the denial or after expiration of the initial review period, the denial shall be final, and the Claimant shall be barred and estopped from challenging the Committee's determination.

            (c) Decision Following Appeal. The Committee shall generally make its decision on the Claimant's appeal in writing within 60 days (or 45 days for a disability-based claim) following its receipt of the Claimant's request for appeal; provided, however, that the Committee may have up to an additional 60 days (or 45 days for a disability-based claim) to decide the claim, if the Committee determines that special circumstances require an extension of time to decide the claim and the Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim. The Committee shall notify the Claimant of its decision on the Claimant's appeal in writing, regardless of whether the decision is adverse.

            (d) Decisions Final; Procedures Mandatory. A decision on appeal by the Committee shall be binding and conclusive upon all persons, and completion of the claims procedures described in this Section 6.12 shall be a mandatory precondition to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Committee may, in its sole discretion, waive the procedures described in this Section 6.12 as a mandatory precondition to such an action.

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            (e) Time for Filing Legal or Equitable Action. Any legal or equitable action filed in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person must commence not later than two years following the earlier of the Participant's death, Disability, Retirement, or termination of employment."

      5. Section 7.1 of the Plan is hereby amended in its entirety to read as follows:

            "Committee Appointment. The Committee will be appointed by the Board of Directors or its designee. Each Committee member will serve until his or her resignation or removal. The Board of Directors, or its designee, will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time."

      6. Section 7.2 of the Plan is hereby amended in its entirety to read as follows:

            "Committee Organization and Voting. The organizational structure and voting responsibilities of the Committee shall be as set forth in the bylaws of the Committee."

      7. Section 7.3(d)(1) of the Plan is hereby amended in its entirety to read as follows:

            "(1) differences of opinion arising between the Company and a Participant in accordance with Section 6.12, except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event, such difference of opinion shall be decided by judicial action; and"

      8. Section 7.3(e) of the Plan is hereby amended in its entirety to read as follows:

            "(e) to delegate by written notice any plan administration duties of the Committee to such individual members of the Committee, individual employees of the Company, or groups of employees of the Company, as the Committee determines to be necessary or advisable to properly administer the Plan."

      9. New Section 7.6 is hereby added to the Plan to read as follows:

            "7.6 Indemnification. To the extent permitted by law, members of the Board of Directors, members of the Committee, employees of the Company, and all agents and representatives of the Company shall be indemnified by the Company, and saved harmless against any claims resulting

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from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct."

      10. Section 9.1 of the Plan is hereby amended in its entirety to read as follows:

            "Amendment or Termination of the Plan. The Board of Directors, the Committee, or their designees, may amend this Plan at any time by an instrument in writing without the consent of any adopting Company; provided, however, that neither the Committee nor its designees shall have authority to terminate this Plan or to make any amendment that would have a significant financial statement or benefit impact on the Company. Notwithstanding the foregoing, in no event shall the Board of Directors have the authority to terminate this Plan during the two years following a Change of Control."

      Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fourth Amendment.

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      IN WITNESS WHEREOF, the Corporation has caused this Fourth Amendment to be executed as of this 20th day of July , 2004, effective as of July 9, 2004.

                                        SYSCO CORPORATION

                                        By:       /s/ Diane D. Sanders
                                              ---------------------------------
                                              Diane Day Sanders
                                              Senior Vice President, Finance and
                                              Treasurer